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                                                                     EXHIBIT 4.1

                        NEW MEXICO & ARIZONA LAND COMPANY

                            1997 STOCK INCENTIVE PLAN


SECTION 1.        GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the New Mexico & Arizona Land Company 1997 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the Directors, officers, and other key employees of New Mexico & Arizona Land Company (the "Company"), together with all present and future Subsidiaries, upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business, the opportunity to acquire an equity interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth:

         "Act" means the Securities and Exchange Act of 1934, as amended.

         "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, and Performance Share Awards.

         "Board" means the Board of Directors of the Company.

         "Change of Control" is defined in Section 16.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

         "Committee" means the Committee of the Board referred to in Section 2.

           "Covered Employee" means an employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

         "Director" means a member of the Board.

         "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 18.

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         "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Non-Qualified Stock Option" means any stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

         "Performance-Based Awards" means the Awards granted to selected Covered Employees which are subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

         "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:

                  (a) Earnings before depreciation and deferred taxes ("EBDT") from operations;

                  (b)      EBDT from operating properties;

                  (c)      Income from operations;

                  (d)      Current value shareholders' equity;

                  (e)      Revenues;

                  (f)      Land sales;

                  (g)      Acquisitions or dispositions of assets;

                  (h)      Corporate liquidity;

                  (i)      Financing activities;

                  (j)      Budgets;

                  (k)      Leasing; and

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                  (l)      Development projects

         The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

         "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such goal, the goal may be expressed in terms of overall Company performance or the performance of an operating unit or community or the individual. The Committee, in its discretion, may, within the time prescribed by
Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; and (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

         "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, or which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

         "Performance Share Award" means Awards granted pursuant to Section 9.

         "Restricted Stock Award" means Awards granted pursuant to Section 7.

         "Stock" means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

         "Stock Appreciation Rights" means Awards granted pursuant to Section 5.

         "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interest possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interest in one of the other corporations or entities in the chain.

         "Unrestricted Stock Award" means any Award granted pursuant to
Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT
           PARTICIPANTS AND DETERMINE AWARDS

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         (a) Administration. The Plan shall be administered by either the Board or the Compensation and Nominating Committee (the "Committee") consisting of not less than two Directors (in either case, the "Administrator"). Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

         (b) Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         (c) Powers of Administrator. The Administrator shall have the power and authority to grant awards consistent with the terms of the Plan, including the power and authority;

                           (i)      to select the individuals to whom Awards may
from time to time be granted;

                           (ii)     to determine the time or times of grant, and
the extent, if any, of Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Performance-Based Awards, and/or any combination of the foregoing, granted to any one or more participants;

                           (iii)    to determine the number of shares of Stock
to be covered by any Award;

                           (iv)     to determine and modify from time to time
the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                           (v)      to accelerate at any time the exercisability
or vesting of all or any portion of any Award;

                           (vi)     subject to the provisions of Section
6(a)(iii), to extend at any time the period in which Stock Options may be exercised;

                           (vii)    to determine at any time whether, to what
extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what

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extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and


                           (viii)   at any time to adopt, alter, and repeal such
rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

         (d) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate the Chief Executive Office of the Company all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.        STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

         (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 500,000 shares. For purposes of this limitation, the shares of Stock underlying any awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Notwithstanding anything in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one participating in the Plan shall be 400,000.

         (b) Recapitalizations. If, through or as result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the outstanding shares of Stock are increased or decreased, or are exchanged for a different number or kind of shares of the Company, or additional shares or new or different shares of other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one

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individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

         (c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options:
(i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options. In the event Stock Options will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Administrator, to exercise all non-vested Stock Options, subject to the consummation of the Transaction.

         (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for Stock and Stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or Stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

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SECTION 4.        ELIGIBILITY

         Participants in the Plan will be such Directors, full, or part-time officers, and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.        STOCK APPRECIATION RIGHTS

         The Administrator, in its sole discretion, may grant Rights to any employee who is eligible to participate in the Plan. A grant of Rights shall be evidenced by documentation containing such terms and conditions as the Administrator shall establish, including the following unless the Administrator, in its sole discretion, provides otherwise:

         (a) A Right may relate to a specific option or portion of an option and may be granted to the option holder at any time prior to the exercise of such option. The Administrator may fix such waiting periods and exercise dates for Rights as it deems appropriate, provided that generally no right shall be exercisable prior to six months from the date of the grant of the Right or after the expiration of any option to which it relates.

         (b) A Right shall entitle the holder to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the Fair Market Value on the grant date of one share of Common Stock, times (ii) the number of shares specified by the Right, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of a Right may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If, upon settlement of the exercise of a Right, the holder is to receive payment in shares of Common Stock, the number of shares shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

         (c) A Right may be exercised by giving written notice to the Secretary of the Company. As soon as practicable following receipt of such notice, the Company shall, without transfer or issue tax, deliver to the person exercising the Right a certificate or certificates for such shares or, when so directed by the Administrator, make the required cash payment, or both. The date the Company receives written notice of an exercise is the exercise date.

SECTION 6.        STOCK OPTIONS

         Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

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         Stock Options granted under the Plan may be either Incentive Stock
Options or Non-Qualified Stock Options. Incentive Stock Options may be rated only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

         No Incentive Stock Option shall be granted under the Plan after August 31, 2007.

         (a) Stock Options Granted to key Employees. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable;

                  (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reasons of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any percent or subsidiary corporation and an Incentive Stock Option is granted to such employee, to the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, by no Incentive Stock Options shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the terms of such option shall be no more than five years from the date of grant.

                  (iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Options. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of Stock Options and not as to unexercised Stock Options.

                  (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                  (A) In cash, by certified or bank check or other instrument acceptable to the Administrator.

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                  (B)      In the form of shares of Stock that are not then
                           subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                  (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Options) by the Company or the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

                           (v)      Annual Limit on Incentive Stock Options.
To the extent required for "incentive stock option' treatment under Section 422 of the Code the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

         (b) Reload Options. At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 6(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

         (c)      Stock Options Granted to Directors.

                  (i)      Automatic Grant of Options.

                           (A) Each Director who is serving as Director of the Company on the fifth business day after each annual meeting of

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                                    shareholders, beginning with the 1997 annual
                                    meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire a fixed number of shares of Stock. The specific number of shares will be determined by the Board based upon the Company's overall performance during the preceding year and, once determined, will apply to all Directors in that year.

                           (B) The exercise price per share for the Stock covered by a Stock Option granted under this
                                    Section 6(c) shall be equal to the Fair
                                    Market Value of the Stock on the date the Stock Option is granted.

                           (C) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Directors.

                  (ii)     Exercise; Termination

                           (A) Except as provided in Section 16, an Option granted under Section 6(c) shall be exercisable after the first anniversary of the grant date. An Option issued under this
                                    Section 6(c) shall not be exercisable after the expiration of ten years from the date of grant.

                           (B) Options granted under this Section 6(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (d) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may permit the optionee to transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

SECTION 7.        RESTRICTED STOCK AWARDS

         (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award

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entitling the recipient to acquire, at such purchase price determined by the
Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

         (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

         (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, from the participant or the participant's legal representative.

         (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment or pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator at any time, a participant's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall either be subject to the Company's right of repurchase as provided in Section 7(c) above.

         (e) Waiver of Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

SECTION 8.        UNRESTRICTED STOCK AWARDS

         (a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant or sell (at a purchase price determined by the Administrator, but in no event less than 90% of the Fair Market Value on the date of grant or sale) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock

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Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

         (b) Elections to Receive Unrestricted Stock in Lieu of Compensation. At the discretion of the Administrator, upon the request of a participant and with the consent of the Administrator, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

         (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged, or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.        PERFORMANCE SHARE AWARDS

         (a) Number of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

         (b) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in a written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

         (c) Termination. Except as may otherwise be provided by the Administrator at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

         (d) Acceleration, Wavier, Etc. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive, or subject to Section 13, amend

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any or all of the goals, restrictions, or conditions imposed under any
Performance Share Award.

         SECTION 10.       TAX WITHHOLDING

         (a) Payment by participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 11.                TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 12.                PERFORMANCE-BASED AWARDS

         (a) The purpose of this Section 12 is to provide the Committee the ability to qualify certain Awards under the Plan as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in the Plan.

         (b) This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion,

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grant Awards to Covered Employees that do not satisfy the requirements of this
Section 12. The designation of a Covered Employee as a participant for a Performance Period shall not in any manner entitle the participant to receive an Award for the period. Moreover, designation of a Covered Employee as a participant for a particular Performance Period shall not require designation of such Covered Employee as a participant in any subsequent Performance Period and designation of one Covered Employee as a participant shall not require designation of any other Covered Employees as a participant in such period or in any other period.

         (c) With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary, or any division or business unit thereof.

         (d) Unless otherwise provided in the relevant Award Agreement, a participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

         In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned of the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

         (e) Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance-Based Award payable to any one participant under the Plan for a performance Period is 400,000 shares, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 400,000 by the Fair Market Value of one Share as of the date of grant of the Performance-Based Award.

SECTION 13.                AMENDMENTS AND TERMINATION

         The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

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SECTION 14.                MISCELLANEOUS

         (a) The proceeds from the sale of Common Stock pursuant to the Plan shall be used by the Company for its general corporate purposes.

         (b) A holder of an award shall have none of the rights of a stockholder until the shares are issued to him.

SECTION 15.                STATUS OF PLAN

         With respect to the portion of any Award which has not been exercised and any payments in cash, Stock, or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16.                CHANGE OF CONTROL PROVISIONS

         Upon the occurrence of a Change of Control as defined in this
Section 16:

         (a) Each outstanding Stock Option shall automatically become fully exercisable unless the Administrator shall otherwise expressly provide at the time of grant.

         (b) Each Restricted Stock Award and Performance Share Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator in connection with such Award.

         (c) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) a "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary, or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rues 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or
(B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

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
                  (ii) persons, who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger, or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

                  (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause
(x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 17.                GENERAL PROVISIONS

         (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

             No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock

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transfer agent of the Company shall have mailed such certificates in the United
States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 18.                EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon (1) the recommendation by the Compensation and Nominating Committee to the Board and (2) subsequent affirmative vote of a majority of votes cast with a quorum present at a meeting of the Board of Directors, provided that the total votes cast with respect to the approval of the Plan represent a majority of the directors present (the "Effective Date"). Subject to such approval by the directors and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable provisions of the Arizona Business Corporation Act and the Company's By-Laws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Administrator specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

SECTION 19.                GOVERNING LAW

         This Plan shall be governed by Arizona law except to the extent such law is preempted by federal law.

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